Exhibit 10.23

EXECUTION COPY

SECOND LIEN GUARANTY AND SECURITY AGREEMENT

Dated as of July 17, 2009

by and between

CSSW Holdings, LLC,

CSSW, LLC

Certain of its Subsidiaries

and

HSH NORDBANK AG, NEW YORK BRANCH,

as the Collateral Agent for the Second Lien Secured Parties

Annex 1	Organization and Chief Executive Office of the Guarantors
Annex 2	Copyrights
Annex 3	Patents
Annex 4	Trademarks
Annex 5	Commercial Tort Claims
Annex 6	Deposit and Security Accounts
Annex 7	Pledged Notes and Pledged Stock

Exhibit I	Intercreditor Agreement
Exhibit II	Assumption Agreement

3

GUARANTY AND SECURITY AGREEMENT

This SECOND LIEN GUARANTY AND SECURITY AGREEMENT (this “Agreement”), dated as of July 17, 2009, is made by and among CSSW Holdings, LLC (“CSSW Holdings”), a limited liability company duly formed and validly existing under the laws of the State of Delaware, CSSW, LLC (“CSSW”), a limited liability company duly formed and validly existing under the laws of the State of Delaware (together with their permitted successors and assigns, the “Guarantors” and each a “Guarantor”), and HSH NORDBANK AG, NEW YORK BRANCH (“HSHN”), in its capacity as Collateral Agent (in such capacity, the “Collateral Agent”) for the Second Lien Secured Parties (as defined below).

R E C I T A L S:

WHEREAS, pursuant to that certain Second Amended and Restated Secured Promissory Note, dated as of 17 (as amended, modified or supplemented from time to time (the “FWA4 Promissory Note”), by First Wind Acquisition IV, LLC, a Delaware limited liability company (“FWA4”), HSH Nordbank AG, New York Branch (“HSHN”) has agreed to extend credit to FWA4 in the amounts specified and on the terms and subject to the conditions set forth therein;

WHEREAS, First Wind Holdings, LLC, a Delaware limited liability company (“FWH”), has entered into that certain Letter of Credit and Reimbursement Agreement, dated as of 17 (as amended, modified or supplemented from time to time, the “Holdings Loan Agreement”) with HSHN, in its separate capacities as the Issuing Bank, the Collateral Agent and the Administrative Agent;

WHEREAS, First Wind Acquisition, LLC a Delaware limited liability company and a wholly owned subsidiary of FWH (“FWA1”, and together with FWA4 and FWH, the “Borrowers”, and individually, each a “Borrower”) has entered into that certain Fourth Amended and Restated Secured Promissory Note, dated as of 17, with HSHN (the “FWA1 Promissory Note”);

WHEREAS, FWH has entered into that certain Second Amended and Restated Guaranty, dated as of July 17, 2009, for the benefit of HSHN (the “FWH Guaranty” and together with the FWA1 Promissory Note, the FWA4 Promissory Note and the Holdings Loan Agreement, the “FW Credit Facilities”);

WHEREAS, CSSW Holdings and CSSW have entered into that certain Credit Agreement, dated as of the date hereof, among CSSW Holdings, CSSW, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent (the “AIMCO Loan Agreement”);

WHEREAS, in connection with the AIMCO Loan Agreement, the FW Credit Facilities and the transactions thereunder, Wells Fargo Bank, National Association, as Collateral Agent and Administrative Agent under the AIMCO Loan Agreement and HSHN, as Collateral Agent hereunder, have entered into, and CSSW, FWH, FWA1, and FWA4 have acknowledged, that certain Intercreditor Agreement, dated as of the date hereof, a copy of which is attached hereto as Exhibit I (as amended, modified or supplemented from time to time, the “Intercreditor Agreement”);

WHEREAS, the Guarantors will directly and indirectly benefit from the consummation of the transactions contemplated by the FW Credit Facilities and the AIMCO Loan Agreement and, accordingly, desire to execute this Agreement to satisfy a requirement under the Intercreditor Agreement;

WHEREAS, it is a requirement under the FW Credit Facilities that each Guarantor shall have executed and delivered this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby agrees with the Collateral Agent as follows:

ARTICLE I   DEFINITIONS

Section 1.01                                Certain Defined Terms.

(a)                                  Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in the FWA4 Promissory Note as in effect on the date hereof (or as modified with the consent of the Second Lien Secured Parties).  The Rules of Interpretation set forth in the FWA4 Promissory Note are hereby incorporated by reference as if fully set forth herein.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Guarantor, shall refer to such Guarantor’s Collateral or the relevant part thereof.

(b)                                 The following terms are used herein as defined in the UCC:  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Contracts, Deposit Accounts, Documents, Equipment, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Proceeds, Securities Accounts and Supporting Obligations.

(c)                                  In addition to the terms defined in the FWA4 Promissory Note, the preamble and the recitals, the following terms shall have the following respective meanings:

“AIMCO Loan Agreement” shall have the meaning set forth in the Recitals hereto.

“Basic Document” shall mean any Basic Document as defined under the corresponding FW Credit Facility.

“Borrower” and, collectively, “Borrowers” shall have the meaning set forth in the Recitals hereto.

“Collateral Agent” shall have the meaning set forth in the preamble hereto.

“Commodity Hedge Agreements” shall have the meaning assigned to it, as applicable, in the FWA1 Promissory Note and in the FWA4 Promissory Note.

“Contracts” shall mean all contracts and agreements to which any Guarantor is or may hereafter become a party (in each case, whether written or oral, or third party or intercompany), including the Material Project Documents (as defined in the AIMCO Loan Agreement), as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Guarantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Guarantor to damages arising thereunder and proceeds of any insurance, indemnity, warranty or guaranty with respect thereto and (iii) all rights of any Guarantor to perform and to exercise all remedies thereunder.

“Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Annex 2), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses” shall mean any written agreement naming any Guarantor as licensor or licensee (including, without limitation, those listed in Annex 2), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“CSSW” shall have the meaning set forth in the preamble hereto.

“CSSW Holdings” shall have the meaning set forth in the preamble hereto.

“Deposit Account” shall have the meaning ascribed to such term in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“First Lien Guarantee and Security Agreement” shall mean the First Lien Guarantee and Security Agreement, dated as of the date hereof, by and among the Guarantors for the benefit of Wells Fargo Bank, National Association, as Collateral Agent.

“FW Credit Facilities” and, each individually, a “FW Credit Facility” shall have the meaning set forth in the Recitals hereto.

“FWA1” shall have the meaning set forth in the Recitals hereto.

“FWA1 Guaranteed Obligations” shall mean any and all obligations, indebtedness, liabilities and other obligations of FWA1 (including, but not limited to, all such obligations in respect of principal, interest (including post-petition interest), fees, indemnities, costs and other expenses, whether due after acceleration or otherwise and whether incurred before or after the bankruptcy of FWA1), of whatever nature and however evidenced, owed to the Second Lien Secured Parties under or pursuant to the FWA1 Promissory Note, the

Commodity Hedge Agreements and/or each other Basic Document, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such document.

“FWA1 Promissory Note” shall have the meaning set forth in the Recitals hereto.

“FWA4” shall have the meaning set forth in the Recitals hereto.

“FWA4 Guaranteed Obligations” shall mean any and all obligations, indebtedness, liabilities and other obligations of FWA4 (including, but not limited to, all such obligations in respect of principal, interest (including post-petition interest), fees, indemnities, costs and other expenses, whether due after acceleration or otherwise and whether incurred before or after the bankruptcy of FWA4), of whatever nature and however evidenced, owed to the Second Lien Secured Parties under or pursuant to the FWA4 Promissory Note, the Commodity Hedge Agreements and/or each other Basic Document, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such document.

“FWA4 Promissory Note” shall have the meaning set forth in the Recitals hereto.

“FWA Guaranty Guaranteed Obligations” shall mean any and all obligations, indebtedness, liabilities and other obligations of FWH (including, but not limited to, all such obligations in respect of principal, interest (including post-petition interest), fees, indemnities, costs and other expenses, whether due after acceleration or otherwise and whether incurred before or after the bankruptcy of FWH), of whatever nature and however evidenced, owed to the Second Lien Secured Parties under or pursuant to the FWH Guaranty, in each case, direct or indirect, primary or secondary, fixed or continent, now or hereafter arising out of or relating to such document.

“Guarantor” or, collectively, “Guarantors” shall have the meaning set forth in the preamble hereto.

“Guarantor Collateral” has the meaning assigned to that term in Section 3.01.

“Holdings Guaranteed Obligations” shall mean any and all obligations, indebtedness, liabilities, and other obligations of FWH (including, but not limited to, all such obligations in respect of principal, interest (including post-petition interest), fees, indemnities, costs and other expenses, whether due after acceleration or otherwise and whether incurred before or after the bankruptcy of FWH), of whatever nature and however evidenced, owed to the Second Lien Secured Parties under or pursuant to the Holdings Loan Agreement and/or each other Basic Document, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such document.

“Holdings Loan Agreement” shall have the meaning set forth in the Recitals hereto.

“HSHN” shall have the meaning set forth in the preamble hereto.

“Initial Steel Winds Transfer” shall have meaning set forth in the Holdings Loan Agreement.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreement” shall have the meaning set forth in the Recitals hereto.

“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC  and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Mars Hill Project” shall mean the wind generating facility with a nameplate capacity of 42 megawatts located in Mars Hill, Maine.

“Mars Hill Transfer” shall mean the transfer of each Existing Letter of Credit (as defined in the Holdings Loan Agreement) with respect to the Mars Hill Project to a separate letter of credit facility under which the related Project Company (or its Affiliate) is the obligor as contemplated by Section 2(a)(xiii) of the Holdings Loan Agreement.

“Patents” shall mean (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Annex 3, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Annex 3, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Guarantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Annex 3.

“Pledged Notes” shall mean all promissory notes listed on Annex 7, all Intercompany Notes at any time issued to any Guarantor and all other promissory notes issued to or held by any Guarantor (other than promissory notes issued in connection with extensions of trade credit by any Guarantor in the ordinary course of business).

“Pledged Stock” shall mean the Equity Interests listed on Annex 7, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Guarantor while this Agreement is in effect.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Release Event” shall have the meaning assigned to it under the FWA4 Promissory Note.

“Second Lien Event of Default” shall mean an Event of Default under the FWA4 Promissory Note.

“Second Lien Guaranteed Obligations” shall mean, in the aggregate, the FWA1 Guaranteed Obligations, the FWA4 Guaranteed Obligations, the FWH Guaranty Guaranteed Obligations and the Holdings Guaranteed Obligations; provided, however, that immediately upon the occurrence of the Release Event, the Guarantors’ guarantee of the FWA1 Guaranteed Obligations shall terminate and this Agreement shall no longer be enforceable against any Guarantor with respect to the FWA1 Guaranteed Obligations; and provided, further, that immediately upon the occurrence of the Mars Hill Transfer and the Initial Steel Winds Transfer and the creation and perfection of liens in connection with each of the Mars Hill Project and the Steel Winds Project as required pursuant to the FW Credit Facilities, the Guarantors’ guarantee of the Holdings Guaranteed Obligations shall terminate and this Agreement shall no longer be enforceable against any Guarantor with respect to the Holdings Guaranteed Obligations.

“Second Lien Secured Parties” shall mean the Lenders, the Collateral Agent, the Issuing Bank, the Arranger and the Administrative Agent, each as defined under the FW Credit Facilities.

“Steel Winds Project” shall mean the wind generating facility with a nameplate capacity of up to 20 megawatts located in Lackawanna, New York.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Guarantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Annex 4.

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Annex 4, and (ii) the right to obtain all renewals thereof.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time or, by reason of mandatory application, any other applicable jurisdiction.

Section 1.02                                Other Definitional Provisions.  Where the context requires, terms relating to the Guarantor Collateral or any part thereof, when used in relation to a Guarantor, shall refer to such Guarantor’s Guarantor Collateral or the relevant part thereof.

ARTICLE II   THE GUARANTEE

Section 2.01                                Guarantee.  Subject to the terms of the Intercreditor Agreement and the First Lien Guarantee and Security Agreement, each Guarantor hereby jointly and severally guarantees to the Second Lien Secured Parties the performance and prompt payment in full when due (whether at stated maturity, upon acceleration, upon any optional or mandatory prepayment or otherwise) of the Second Lien Guaranteed Obligations in each case strictly in accordance with its terms.  Each Guarantor hereby further agrees that if any Borrower fails to pay in full when due (whether at stated maturity, upon acceleration, upon any optional or mandatory prepayment or otherwise) all or any part of the Second Lien Guaranteed Obligations, such Guarantor will immediately pay the same, without any demand or notice whatsoever, and that, in the case of any extension of time of payment or renewal of all or any part of the Second Lien Guaranteed Obligations, such Guarantor will timely pay the same in full when due (whether at extended maturity, upon acceleration or otherwise) in accordance with the terms of that extension or renewal.  This Agreement is irrevocable and unconditional in nature and is made with respect to any Second Lien Guaranteed Obligations now existing or in the future arising.  The liability of each Guarantor under this Agreement shall continue until full satisfaction of all the Second Lien Guaranteed Obligations.  This Agreement is a guarantee of due and punctual payment and performance and is not merely a guarantee of collection.

Section 2.02                                Obligations Unconditional.  The obligations of each Guarantor under Section 2.01 shall be continuing, irrevocable, primary, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the FW Credit Facilities as applicable, any Basic Document or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Second Lien Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter, limit or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above without regard to and not be released, discharged or in any way affected (whether in full or in part) by:

(a)                                  any modification or amendment (including without limitation by way of amendment, extension, renewal, novation or waiver), or any acceleration or other change in the time for payment or performance of the terms of all or any part of the Second Lien Guaranteed Obligations or any Basic Document or any other agreement or instrument whatsoever relating thereto;

(b)                                 any release, termination, waiver, abandonment, lapse or expiration, subordination or enforcement of the liability of any Guarantor hereunder or of any other guarantee of all or any part of the Second Lien Guaranteed Obligations;

(c)                                  any exchange, substitution, release, non-perfection or impairment of any Collateral securing payment of any Second Lien Guaranteed Obligation;

(d)                                 any release of any other Person (including, without limitation, any other guarantor with respect to the Second Lien Guaranteed Obligations) from any personal liability with respect to all or any part of the Second Lien Guaranteed Obligations;

(e)                                  any settlement, compromise, release, liquidation or enforcement, upon such terms and in such manner as applicable law may dictate, of all or any part of the Second Lien Guaranteed Obligations or any other guarantee of (including without limitation any letter of credit issued with respect to) all or any part of the Second Lien Guaranteed Obligations;

(f)                                    any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Second Lien Guaranteed Obligation, any guarantee or other liability in respect thereof or any Collateral or other security for any of the foregoing; any sale, exchange, release, substitution, compromise or other action in respect of any such Collateral or other security; or any failure to create, protect, perfect, secure, insure, continue or maintain any liens in any such Collateral or other security;

(g)                                 the exercise of any right or remedy available under the Basic Documents or the documents pursuant to which any other Obligation is incurred, as applicable, at law, in equity or otherwise in respect of any Collateral or other security for any Guaranteed Obligation or for any guarantee or other liability in respect thereof, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

(h)                                 any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Second Lien Guaranteed Obligations or any other obligations of the Borrowers or any other Person directly or indirectly liable for any Second Lien Guaranteed Obligations, regardless of what Second Lien Guaranteed Obligations may remain unpaid after any such application;

(i)                                     any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Borrowers, any Guarantor or a surety or guarantor generally, other than irrevocable payment, performance, satisfaction or discharge in full (in accordance with the terms of the applicable Basic Document);

(j)                                     the giving of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Borrowers or any other Person or any disposition of any shares of any Guarantor; or

(k)                                  any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrowers or its assets or any resulting release or discharge of any Guaranteed Obligation.  Each Guarantor acknowledges and agrees that the Second Lien Guaranteed Obligations include interest on the Second Lien Guaranteed Obligations at the applicable rate therefor under the Basic Documents, which accrues after the commencement of any such proceeding (or, if interest on any portion of the Second Lien Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such Second Lien Guaranteed Obligations include the interest which would have accrued on such portion of the Second Lien Guaranteed Obligations if said proceedings had not been commenced), since it is the intention of the parties that the amount of the Second Lien Guaranteed Obligations which is guaranteed by each Guarantor pursuant to this Agreement should be determined without regard to any rule of law or order which may relieve the Borrowers of any portion of the Second Lien Guaranteed Obligations.  The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Collateral Agent, or allow the claim of the Collateral Agent in respect of, interest which would have accrued after the date on which such proceeding is commenced.  Notwithstanding the above, so long as any Second Lien Guaranteed Obligation shall remain outstanding, no Guarantor shall, without the prior written consent of the Collateral Agent, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against any Borrower.

(l)                                     Should any money due or owing under this Agreement not be recoverable from any Guarantor for any reason, whether by operation of law or otherwise, then, in any such case, such money shall nevertheless be recoverable by the Collateral Agent from such Guarantor as though such Guarantor were the principal debtors in respect thereof and not merely a guarantor and shall be paid by such Guarantor forthwith.

Section 2.03                                Waiver.

(a)                                  Each Guarantor hereby expressly waive promptness, diligence, presentment, demand for payment or performance and protest; filing of claims with any court; any proceeding to enforce any provision of the Basic Documents; notice of acceptance of and reliance on this Agreement by the Second Lien Secured Parties, notice of the creation of any Second Lien Guaranteed Obligations of the Borrowers, and any other notice whatsoever; any requirement that the Collateral Agent exhaust any right, remedy, power or privilege or proceed or take any other action against the Borrowers under any Basic Document, or any lien or encumbrance on, or any claim of payment against, any property of the Borrowers or any other agreement or instrument referred to therein, or any other Person under any other guarantee of, or lien securing, or claim for payment of, any of the Second Lien Guaranteed Obligations; any right to require a proceeding by the Collateral Agent first against the Borrowers whether to marshal any assets or to exhaust any right or take any action against the Borrowers or any other Person or any Collateral or otherwise, any diligence in collection or protection for realization upon any Guaranteed Obligation; any obligation hereunder or any collateral security for any of the foregoing; any right of protest, presentment, notice or demand whatsoever, and any claims of waiver, release, surrender, alteration or compromise and all defenses, set-offs counterclaims, recoupments, reductions, limitations, impairments or terminations, whether arising hereunder or otherwise.  Each Guarantor further waives (i) any requirement that the Borrowers or any other Person be joined as a party to any proceeding for the enforcement by the Collateral Agent of any of the Second Lien Guaranteed Obligations and (ii) the filing of claims by the Collateral Agent in the event of the receivership or bankruptcy of any Borrower.  The Collateral Agent shall have the right to bring suit directly against any Guarantor with respect to the obligations owed to the Collateral Agent hereunder either prior to or concurrently with any lawsuit against, or without bringing any suit against any Borrower or any other Person.

(b)                                 The enforceability and effectiveness of this Agreement and the liability of each Guarantor, and the rights, remedies, powers and privileges of the Collateral Agent under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

(i)                                     the illegality, invalidity or unenforceability of all or any part of the Second Lien Guaranteed Obligations, any Basic Document or any agreement, security document, guarantee or other instrument relating to all or any part of the Second Lien Guaranteed Obligations;

(ii)                                  any disability or other defense (other than the defense that the Second Lien Guaranteed Obligations have been indefeasibly paid in full) with respect to all or any part of the Second Lien Guaranteed Obligations of the Borrowers or any Guarantor, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Second Lien Guaranteed Obligations;

(iii)                               the illegality, invalidity or unenforceability of any security or guarantee for all or any part of the Second Lien Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien or encumbrance on any Collateral for all or any part of the Second Lien Guaranteed Obligations;

(iv)                              the cessation, for any cause whatsoever, of the liability of any Guarantor for all or any part of the Second Lien Guaranteed Obligations (other than by reason of the full payment and performance of all Second Lien Guaranteed Obligations);

(v)                                 any failure of the Collateral Agent to give notice of sale or other disposition of any Collateral (including any notice of any judicial or non-

judicial foreclosure or sale of any interest in real property serving as Collateral for all or any part of the Second Lien Guaranteed Obligations) for all or any part of the Second Lien Guaranteed Obligations to the Borrowers, any Guarantor or any other Person or any defect in, or any failure by the Borrowers, any Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any Collateral;

(vi)                              any failure of the Collateral Agent to comply with applicable laws in connection with the sale or other disposition of any Collateral for all or any part of the Second Lien Guaranteed Obligations;

(vii)                           any judicial or non-judicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other Collateral serving as security for all or any part of the Second Lien Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of either the Borrowers or any Guarantor or may preclude the Borrowers or any Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from the other or any other Person and even though the Borrowers or such Guarantor may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

(viii)                        any act or omission of the Collateral Agent or any other Person that directly or indirectly results in or aids the discharge or release of the Borrowers of any part of the Second Lien Guaranteed Obligations or any security or guarantee (including any letter of credit) for all or any part of the Second Lien Guaranteed Obligations by operation of law or otherwise;

(ix)                                any counterclaim, set-off or other claim which the Borrowers or any other guarantor of all or any part of the Second Lien Guaranteed Obligations has or alleges to have with respect to all or any part of the Second Lien Guaranteed Obligations;

(x)                                   any failure of the Collateral Agent to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

(xi)                                the election by the Collateral Agent, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code;

(xii)                             any extension of credit or the grant of any lien or encumbrance under Section 364 of the United States Bankruptcy Code;

(xiii)                          any use of cash collateral under Section 363 of the United States Bankruptcy Code;

(xiv)                         any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

(xv)                            the avoidance of any lien or encumbrance in favor of the Collateral Agent for any reason;

(xvi)                         any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Second Lien Guaranteed Obligations (or any interest on all or any part of the Second Lien Guaranteed Obligations) in or as a result of any such proceeding; or

(xvii)                      any action taken by the Collateral Agent that is authorized by this Section 2.03(b) or otherwise in this Agreement or by any other provision of any Basic Document or any omission to take any such action.

Section 2.04                                Reinstatement.  The obligations of any Guarantor under this Article II shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of such Guarantor in respect of the Second Lien Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Second Lien Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.  Each Guarantor agrees that it will indemnify the Collateral Agent on demand for all reasonable and properly documented costs and expenses (including reasonable and properly documented fees of counsel) incurred by the Collateral Agent in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 2.05                                Subrogation.

(a)                                  To the extent of any payments made under this Agreement, each Guarantor shall be subrogated to the rights of the Lenders receiving such payments, but each Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any Lenders for which full payment has not been made or provided for and, to that end, each Guarantor agrees not to claim or enforce any such right of subrogation or any right of set-off or any other right which may arise on account of any payment made by such Guarantor in accordance with the provisions of this Agreement unless and until all of the Second Lien Guaranteed Obligations owned or held by Persons other than such Guarantor and all other sums due or payable under this Agreement have been fully, finally and indefeasibly, paid and discharged or payment therefor has been provided.

(b)                                 Subject to the provisions of Section 2 of the Intercreditor Agreement, if any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the indefeasible and unconditional payment, discharge or performance in full of the Second Lien Guaranteed Obligations and all other amounts payable under this Agreement, such amount shall be held in trust for the benefit of the Collateral Agent and shall forthwith be paid to the Collateral Agent to be credited and applied upon and against the Second Lien Guaranteed Obligations, to the extent then matured, in accordance with the terms of the relevant Basic Documents, or, to the extent not then matured or existing, be held by the Collateral Agent as collateral security for the Second Lien Guaranteed Obligations.

Section 2.06                                Remedies.  Subject to the terms of the Intercreditor Agreement, each Guarantor agrees that, as between such Guarantor and the Collateral Agent, any obligations of the Borrowers to the Second Lien Secured Parties under any of the Basic Documents may be declared to be forthwith due and payable notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by such Guarantor for purposes of this Agreement.  For the avoidance of doubt, it is understood and agreed that any amount payable by a Guarantor pursuant to the immediately preceding sentence is intended to be applied to the payment or prepayment (as the case may be) of the Second Lien Guaranteed Obligations.  Each of the obligations of each Guarantor under this Agreement is separate and independent of the Second Lien Guaranteed Obligations, and each Guarantor agrees that a separate action or actions may be brought and prosecuted by the Collateral Agent against such Guarantor to enforce this Agreement, irrespective of whether any action is brought by the Collateral Agent against the Borrowers under any relevant Basic Document or whether the Borrowers is joined in any such action or actions.

Section 2.07                                Continuing Guarantee.  The guarantee in this Article II is a continuing, absolute and unconditional guarantee of payment and shall remain in full force and effect until the date when all Second Lien Guaranteed Obligations whenever arising have been paid in full in cash and all obligations of each Guarantor hereunder shall have been paid in full in cash.

ARTICLE III   THE GUARANTOR COLLATERAL

Section 3.01                                Grant of Guarantor Collateral.  Subject to the terms of the Intercreditor Agreement and the grant of collateral security pursuant to the First Lien Guarantee and Security Agreement, each Guarantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Second Lien Secured Parties, a second lien security interest in, all of the following property now owned or at any time hereafter acquired by such Guarantor or in which such Guarantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Guarantor Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Guarantor’s Obligations:

(a)                                  all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all Contracts;

(d)                                 all Deposit Accounts;

(e)                                  all Documents;

(f)                                    all Equipment;

(g)                                 all Fixtures;

(h)                                 all General Intangibles;

(i)                                     all Instruments;

(j)                                     all Intellectual Property;

(k)                                  all Inventory;

(l)                                     all Investment Property;

(m)                               all Letter-of-Credit Rights;

(n)                                 all Commercial Tort Claims from time to time described on Annex 5;

(o)                                 all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(p)                                 all books and records pertaining to the Collateral; and

(q)                                 to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3.01, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any requirements of law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such requirement of law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; provided that any such property shall be excluded from such security interest only to the extent and for so long as the consequences specified above shall exist and shall cease to be excluded and shall be subject to the Lien of the Security Documents immediately and automatically at such time as such consequence shall no longer exist.

Section 3.02                                Intercreditor Arrangement.  Notwithstanding anything herein to the contrary, (a) it is the understanding of the parties that the liens granted pursuant to Section 3.01 herein shall, prior to the Discharge of Aimco Lien Indebtedness (as such term is defined in the Intercreditor Agreement), be subject and subordinate (pursuant to the terms and conditions of the Intercreditor Agreement) to the liens granted to the Aimco Agent (as such term is defined in the Intercreditor Agreement) for the benefit of the Aimco Lenders (as such term is defined in the Intercreditor Agreement) to secure the Aimco Lien Indebtedness (as such term is defined in the Intercreditor Agreement) pursuant to the First Lien Guarantee and Security Agreement, and (b)  the liens and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement.

Section 3.03                                Perfection.  Prior to or concurrently with the execution and delivery of this Agreement, and subject to the terms of the Intercreditor Agreement, each Guarantor authorizes the Collateral Agent to file such financing statements and other documents in such offices as the Collateral Agent may deem necessary to perfect the security interests granted by Section 3.01 of this Agreement.  Without limiting the foregoing, each Guarantor consents that UCC financing statements may be filed describing the Guarantor Collateral as “all assets” or “all personal property” of such Guarantor (provided that no such description shall be deemed to modify the description of Guarantor Collateral set forth in Section 3.01).

Section 3.04                                Delivery and Other Perfection.  Subject to the terms of the Intercreditor Agreement and the First Lien Guarantee and Security Agreement, each Guarantor shall:

(a)                                  deliver to the Collateral Agent any and all Instruments constituting part of the Guarantor Collateral in which such Guarantor purports to grant a security interest hereunder, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request;

(b)                                 give, execute, deliver, file, record, authorize or obtain all such financing statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the reasonable judgment of the Collateral Agent to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, provided that notices to account debtors in respect of any Accounts, Chattel Paper or General Intangibles and to obligors on Instruments shall be subject to the provisions of clause (c) below;

(c)                                  upon the occurrence and during the continuation of any Second Lien Event of Default, upon request of the Collateral Agent, promptly notify (and each Guarantor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Accounts, Chattel Paper, Instruments or General Intangibles of such Guarantor that such Guarantor Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect thereof are to be made directly to the Collateral Agent;

(d)                                 keep full and accurate books and records relating to the Guarantor Collateral, and stamp or otherwise mark such books and records all in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement;

(e)                                  forward copies of any notices or communications received by such Guarantor with respect to the Guarantor Collateral, as the Collateral Agent may reasonably require; and

(f)                                    execute and deliver and cause to be filed, such continuation statements, and do such other acts and things, as may be necessary to maintain the perfection of the security interest granted pursuant hereto.

Section 3.05                                Other Financing Statements and Liens.  Other than with respect to prior security interests created and perfected in connection with the Permitted Liens (including without limitation the liens securing the First Lien Guarantee and Security Agreement), without the written consent of the Collateral Agent (acting at the direction of the Majority Lenders), no Guarantor shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Guarantor Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Second Lien Secured Parties, or (b) cause or permit any Person to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC) of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Guarantor Collateral other than the Collateral Agent.

Section 3.06                                Preservation and Protection of Security Interests.  Subject to the terms of the Intercreditor Agreement and the First Lien Guarantee and Security Agreement, each Guarantor shall:

(a)                                  upon the acquisition after the date of this Agreement by such Guarantor of any Instruments, Deposit Account, other Investment Property, Electronic Chattel Paper, Letter-of Credit Rights, or other Equipment covered by a certificate of title or ownership, promptly (i) take such action with respect to that Guarantor Collateral as is specified for that type of Guarantor Collateral in Section 3.03 and (ii) take all such other actions, and authenticate or sign and file or record such other records or instruments, as are necessary or as the Collateral Agent may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in any and all of the Guarantor Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Guarantor Collateral or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement;

(b)                                 upon such Guarantor’s acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to the Guarantor’s filing, either directly or through the Collateral Agent, any licensee or any other designee, of any application with any governmental authority for any Copyright, Patent, Trademark or other Intellectual Property, in each case after the date of this Agreement, execute and deliver such contracts, agreements and other instruments as the Collateral Agent may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in that and any related Intellectual Property; and

(c)                                  whether with respect to Guarantor Collateral as of the date of this Agreement or Guarantor Collateral in which such Guarantor acquires rights in the future, authorize, give, authenticate, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other records or instruments, obtain any and all permits, and take all such other actions, as are necessary or as the Collateral Agent may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in any and all of the Guarantor Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Guarantor Collateral or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement, including causing any or all Securities to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Security is transferred into its name or the name of its nominee, the Collateral Agent shall thereafter promptly give to the Guarantor copies of any notices and communications received by it with respect to that Security).

Section 3.07                                Attorney-in-Fact.

(a)                                  Subject to each Guarantor’s rights under Sections 3.08 through 3.10, each Guarantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact, effective as of the date of this Agreement and terminating upon the release of the Guarantor Collateral pursuant to Section 3.11, with full irrevocable power and authority in the place and stead of such Guarantor and in the name of such Guarantor or in its own name, for the purpose of carrying out the provisions of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority of the liens granted by this Agreement and, following any default under any Basic Document or other document pursuant to which any other Guaranteed Obligation is incurred, as applicable, to exercise its rights, remedies, powers and privileges under this Agreement.  This appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, each Guarantor hereby gives the Collateral Agent the power and right, on behalf of such Guarantor, without notice to or assent by such Guarantor, upon the occurrence and continuation of any Second Lien Event of Default (or, in respect of Section 3.04, any default under any Basic Document or other document pursuant to which any other Guaranteed Obligation is incurred, as applicable) (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Guarantor Collateral, (ii) to, in the name of such Guarantor or its own name, or otherwise, take possession of, receive and indorse and collect any check, Account, Chattel Paper, draft, note, acceptance or other Instrument for the payment of moneys due under any Account or General Intangible, (iii) to file any claims or take any action or proceeding that the Collateral Agent may deem necessary or advisable for the collection of all or any part of the Guarantor Collateral, (iv) to execute, in connection with any sale or disposition of the Guarantor Collateral under Article VI, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Guarantor Collateral, (v) in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Guarantor relating thereto or represented thereby, (vi) pay or discharge taxes and liens levied or placed on or threatened against the Guarantor Collateral, effect any repair or pay or discharge any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof), (vii) execute, in connection with any sale provided for in Article VI, any endorsement, assignment or other instrument of conveyance or transfer with respect to the Guarantor Collateral, and (viii) (A) direct any party liable for any payment under any Guarantor Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Guarantor Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Guarantor Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Guarantor Collateral and to enforce any other right in respect of any Guarantor Collateral, (E) defend any suit, action or proceeding brought against such Guarantor with respect to any Guarantor Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Guarantor Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Guarantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Guarantor Collateral and the Collateral Agent’s and the other Second Lien Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Guarantor might do.

(b)                                 Without limiting the rights and powers of the Collateral Agent under Section 3.07(a), each Guarantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date of this Agreement and terminating upon the termination of this Agreement, for the purpose of (i) filing such applications with such state agencies, and (ii) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Guarantor as the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (including the purpose of exercising the rights, remedies, powers and privileges of the Collateral Agent under Section 6.01).  This appointment as attorney-in-fact is irrevocable and coupled with an interest.

(c)                                  Without limiting the rights and powers of the Collateral Agent under Section 3.07(a), each Guarantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date of this Agreement and terminating upon the termination of this Agreement, at the Collateral Agent’s option, but without any obligation to do so, for the purpose of performing, executing, and filing all such contracts, agreements and other documents as are contemplated by Section 3.06(b).  This appointment as attorney-in-fact is irrevocable and coupled with an interest.

(d)                                 The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 3.07, together with interest thereon at a rate per annum equal to the rate following the occurrence and confirmation of an Second Lien Event of Default under any FW Credit Facility, from the date of payment by the Collateral Agent to the date reimbursed by such Guarantor, shall be payable by such Guarantor to the Collateral Agent on demand and shall constitute Second Lien Guaranteed Obligations and be secured by the liens of the Security Agreements.

(e)                                  Each Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 3.08                                Special Provisions Relating to Certain Collateral.

(a)                                  Intellectual Property.

(i)                                     Subject to the terms of the Intercreditor Agreement and the First Lien Guarantee and Security Agreement, for the purpose of enabling the Collateral Agent to exercise the rights, remedies, powers and privileges under Section 6.01 at that time or times as the Collateral Agent is lawfully entitled to exercise those rights, remedies, powers and privileges, and for no other purpose, each Guarantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Guarantor) to use, assign, license or sublicense any of the Intellectual Property of such Guarantor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of those items.

(ii)                                  Notwithstanding anything contained herein to the contrary, but subject to the terms of the FWA4 Promissory Note, so long as no Second Lien Event of Default shall have occurred and be continuing, each Guarantor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Guarantor.  In furtherance of the foregoing, unless a Second Lien Event of Default shall have occurred and be continuing and subject to the terms of the Intercreditor Agreement, the Collateral Agent shall from time to time, upon the request of any Guarantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Guarantor shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property).  Further, upon the payment in full of all of the Second Lien Guaranteed Obligations or earlier expiration of this Agreement or release of the Guarantor Collateral, the Collateral Agent shall grant back to each Guarantor the license granted pursuant to clause (i) immediately above.  The exercise of rights and remedies under Section 6.01 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by either Guarantor in accordance with the first sentence of this clause (ii).

Section 3.09                                Use of Guarantor Collateral.  So long as no Second Lien Event of Default has occurred and is continuing, and subject to the terms of the Intercreditor Agreement and the First Lien Guarantee and Security Agreement, each Guarantor shall be entitled to possess the Guarantor Collateral, subject to the rights, remedies, powers and privileges of the Collateral Agent under Articles III and VI.

Section 3.10                                Rights and Obligations.

(a)                                  No reference in this Agreement to proceeds or to the sale or other disposition of Guarantor Collateral shall authorize any Guarantor to sell or otherwise dispose of any Guarantor Collateral except to the extent otherwise expressly permitted by the terms of any Basic Document.  The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Guarantor Collateral.

(b)                                 Each Guarantor shall remain liable to perform its duties and obligations under the contracts and agreements included in the Guarantor Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered.  The exercise by the Collateral Agent of any right, remedy, power or privilege in respect of this Agreement shall not release any Guarantor from any of its duties and obligations under those contracts and agreements.  Except as expressly provided for in the Basic Documents, the Collateral Agent shall not have any duty, obligation or liability under those contracts and agreements or with respect to any permit included in the Guarantor Collateral by reason of this Agreement, or any other Basic Document, nor shall the Collateral Agent be obligated to perform any of the duties or obligations of either Guarantor under any such contract or agreement or any such permit or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or permit.

(c)                                  No lien granted by this Agreement in any Guarantor’s right, title and interest in any contract, agreement or permit shall be deemed to be a consent by the Collateral Agent to any such contract, agreement or permit.

Section 3.11                                Termination.

(a)                                  Upon the occurrence of a Release Event, the grant of Guarantor Collateral hereunder shall terminate with respect to and no longer secure the FWA1 Second Lien Guaranteed Obligations; provided, however, if upon the occurrence of a Release Event:

(i)                                     the North Shore Loan remains unpaid, all of the Guarantor Collateral shall remain as security solely for the North Shore Loan until the earliest to occur of (x) the repayment in full of the North Shore Loan or (y) termination of this Agreement pursuant to the remaining provisions of this Section; it being understood that such repayment or termination shall automatically and concurrently cure any Event of Default under the Basic Documents that relates solely to the North Shore Loan and

(ii)                                  the Turbines that, as of the Second Amendment Effective Date, have not been allocated (under and in accordance with the Turbine Supply Agreements and Wind Acquisition Facilities) to an Eligible Qualified Project under the Holdings Loan Agreement, remain unallocated or the Corresponding Term Loans have not been repaid in full, all of the Guarantor Collateral shall remain as security solely for the Corresponding Term Loans to such unallocated Turbines until the earliest to occur of (x) the allocation (under and in accordance with the Turbine Supply Agreements and Wind Acquisition Facilities) of all such Turbines to an Eligible Qualified Project under the Holdings Loan Agreement, (y) the repayment in full of the Corresponding Term Loans or (z) termination of this Agreement pursuant to the remaining provisions of this Section; it being understood that any such allocation, repayment or termination shall automatically and concurrently cure any Event of Default under the Basic Documents that relates solely to such Turbines.

(b)                                 Upon the occurrence of the Mars Hill Transfer and the Initial Steel Winds Transfer and the creation and perfection of liens in connection with each of the Mars Hill Project and the Steel Winds Project as required pursuant to the FW Credit Facilities, the grant of Guarantor Collateral hereunder shall terminate with respect to and no longer secure the Holdings Guaranteed Obligations.

Upon the termination of the FWA1 Second Lien Guaranteed Obligations or the Holdings Guaranteed Obligations, as applicable, the Collateral Agent shall execute and deliver to each Guarantor, at such Guarantor’s expense, such UCC termination statements and other documentation as shall be reasonably requested by such Guarantor to effect the termination and release of the liens created under this Agreement with respect to the FWA1 Second Lien Guaranteed Obligations or the Holdings Guaranteed Obligations, as applicable. Upon the date when all Second Lien Guaranteed Obligations shall have been indefeasibly paid in full (other than inchoate obligations or indemnification obligations), this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Guarantor Collateral and money received in respect of the Guarantor Collateral, to or on the order of such

Guarantor.  The Collateral Agent shall also execute and deliver to such Guarantor, at such Guarantor’s expense, upon such termination such UCC termination statements and other documentation as shall be reasonably requested by such Guarantor to effect the termination and release of the liens created under this Agreement.  The security interest created hereby shall also be released with respect to any portion of the Guarantor Collateral that is sold, transferred or otherwise disposed of in compliance with the terms and conditions of the Basic Documents or other documents pursuant to which any other Guaranteed Obligation is incurred, as applicable.

Section 3.12                                [Intentionally Omitted].

Section 3.13                                Commercial Tort Claims.  Subject to the terms of the Intercreditor Agreement and the First Lien Guarantee and Security Agreement, each Guarantor agrees that, if it shall acquire any interest in any Commercial Tort Claim with a potential value in excess of $500,000 (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) such Guarantor shall, immediately upon such acquisition, deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Annex 5 containing a specific description of such Commercial Tort Claim, certified by such Guarantor as true, correct and complete, (ii) the provision of Section 3.01 shall apply to such Commercial Tort Claim (and such Guarantor authorizes the Collateral Agent to supplement such annex with a description of such Commercial Tort Claim if such Guarantor fails to deliver the supplement described in clause (i)), and (iii) such Guarantor shall execute and deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, any certificate, agreement and other document, and take all other action, deemed by the Collateral Agent to be reasonably necessary or appropriate for the Collateral Agent to obtain a first-priority, or second-priority, as appropriate, perfected security interest in all such Commercial Tort Claims.  Any supplement to Annex 5 delivered pursuant to this Section 3.13 shall become part of such Annex 5 for all purposes hereunder.

ARTICLE IV   REPRESENTATIONS

As of the date of this Agreement, each Guarantor represents and warrants to the Collateral Agent as follows:

Section 4.01                                Organization; Power; Authorization; Validity.

(a)                                  Without limiting the generality of Section 4.01, each Guarantor represents and warrants that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, each jurisdiction where such qualification is required, and has all requisite limited liability company power and authority to carry on its business as now conducted, (ii) the execution, delivery and performance by such Guarantor of its obligations under this Agreement are within such Guarantor’s limited liability company powers and have been duly authorized by all necessary limited liability company action, and, if required, by all necessary Borrowers action, and (iii) this Agreement has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)                                 Annex 1 correctly sets forth each Guarantor’s full and correct legal name, type of organization, jurisdiction of organization, organizational identification number (if applicable), chief executive office and mailing address as of the date of this Agreement.

(c)                                  Such Guarantor has not (i) changed its location (as defined in Section 9-307 of the UCC), (ii) previously changed its name except as set forth on Annex 1 and (iii) previously become a “new debtor” (as defined in the UCC) with respect to a currently effective security agreement entered into by another Person except as set forth on Annex 1.

Section 4.02                                Title.  Such Guarantor is the sole beneficial owner of such Guarantor Collateral in which it purports to grant a security interest pursuant to this Agreement, and no lien exists or will exist upon such Guarantor Collateral, except for the Permitted Liens (including without limitation the liens securing the First Lien Guarantee and Security Agreement) and except for the security interest in favor of the Second Lien Secured Parties created pursuant hereto.  The security interest created pursuant hereto constitutes a valid and perfected second lien security interest in the Guarantor Collateral in which such Guarantor purports to grant a security interest pursuant to Section 3.01.  The liens granted by this Agreement have attached and constitute a perfected second lien security interest in all of the Guarantor Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America) prior to all other liens and encumbrances (except for the Permitted Liens, including without limitation the liens securing the First Lien Guarantee and Security Agreement).

Section 4.03                                Intellectual Property.  Annexes 2, 3, and 4 respectively, set forth a complete and correct list of all Copyrights, Patents and Trademarks owned by each Guarantor on the date hereof.

Section 4.04                                Commercial Tort Claims.  Annex 5 sets forth a complete and correct list of all Commercial Tort Claims of each Guarantor in existence on the date hereof.

Section 4.05                                Deposit and Securities Accounts.  Annex 6 sets forth a complete and correct list of all Deposit Accounts and Securities Accounts for each Guarantor on the date hereof.

ARTICLE V   COVENANTS

Section 5.01                                Further Assurances.  Until the indefeasible payment in full of all of the Second Lien Guaranteed Obligations (other than contingent obligations or indemnification obligations), each Guarantor agrees that, from time to time upon the written request of the Collateral Agent, such Guarantor shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

Section 5.02                                Covenants on Basic Documents.  Until the indefeasible payment in full of all of the Second Lien Guaranteed Obligations (other than contingent obligations or indemnification obligations), each Guarantor agrees to observe and perform during the period commencing on the date hereof and ending on the date when all Second Lien Guaranteed Obligations have been paid in full each of the covenants specified to be applicable to such Guarantor in the Basic Documents in effect as of the date hereof, and each such covenant and agreement is hereby incorporated by reference in this Agreement, mutatis mutandis, as a direct obligation, covenant and agreement of such Guarantor with respect to itself.

ARTICLE VI   REMEDIES

Section 6.01                                Events of Default, Etc.  Subject to the terms of the Intercreditor Agreement, if any Second Lien Event of Default shall have occurred and be continuing:

(a)                                  The Collateral Agent in its discretion may require each Guarantor to, and such Guarantor shall, assemble the Guarantor Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Guarantor, designated in the Collateral Agent’s request;

(b)                                 The Collateral Agent in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Guarantor Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Guarantor Collateral;

(c)                                  The Collateral Agent in its discretion may, in its name or in the name of such Guarantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Guarantor Collateral, but shall be under no obligation to do so;

(d)                                 The Collateral Agent in its discretion may, upon ten (10) Business Days’ prior written notice to such Guarantor of the time and place, with respect to all or any part of the Guarantor Collateral which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or any of its agents, sell, lease or otherwise dispose of all or any part of such Guarantor Collateral, at such place or places as the Collateral Agent deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Person may be the purchaser, lessee or recipient of any or all of the Guarantor Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of such Guarantor, any such demand, notice and right or equity being hereby expressly waived and released.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned;

(e)                                  The Collateral Agent shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Guarantor Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Guarantor Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Guarantor Collateral as if the Collateral Agent were the sole and absolute owner of the Guarantor Collateral (and each Guarantor agrees to take all such action as may be appropriate to give effect to such right);

(f)                                    The Collateral Agent in its discretion may, to the full extent provided by law, have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve, replace and repair the Guarantor Collateral or any part thereof, and manage and operate the same, and receive and collect all rents, income, receipts, royalties, revenues, issues and profits therefrom.  Each Guarantor irrevocably consents and shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment, such Guarantor shall immediately deliver possession of such Guarantor Collateral to the receiver.  Each Guarantor also irrevocably consents to the entry of an order authorizing such receiver to invest upon interest any funds held or received by the receiver in connection with such receivership.  The Collateral Agent shall be entitled to such appointment as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy of the security of the Guarantor Collateral; and

(g)                                 The Collateral Agent in its discretion may enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent the Collateral Agent from pursuing any other or further remedy which it may have hereunder or by law, and any repossession or retaking or sale of the Guarantor Collateral pursuant to the terms hereof shall not operate to release any Guarantor until full and final payment of any deficiency has been made in cash.  Such Guarantor shall reimburse the Collateral Agent upon demand for, or the Collateral Agent may apply any proceeds of Guarantor Collateral to, the costs and expenses (including reasonable attorneys’ fees, transfer taxes and any other charges) incurred by the Collateral Agent in connection with any sale, disposition, repair, replacement, alteration, addition, improvement or retention of any Guarantor Collateral hereunder.

Section 6.02                                Deficiency.  If the proceeds of, or other realization upon, the Guarantor Collateral by virtue of the exercise of remedies under Section 6.01 are insufficient to cover the costs and expenses of such exercise and the payment in full of the Second Lien Guaranteed Obligations, such Guarantor shall remain liable for any deficiency.

Section 6.03                                Private Sale.

(a)                                  Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Guarantor Collateral at any private sale pursuant to Section 6.01 conducted in a commercially reasonable manner.  Each Guarantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which the Guarantor Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Second Lien Guaranteed Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Guarantor Collateral to more than one offeree.

(b)                                 Each Guarantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Guarantor Collateral, to limit purchasers to those who will agree, among other things, to acquire the Guarantor Collateral for their own account, for investment and not with a view to distribution or resale.  Each Guarantor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Guarantor Collateral for the period of time necessary to permit the respective issuer of such Guarantor Collateral to register it for public sale.

Section 6.04                                Cash Proceeds of Guarantor Collateral.

(a)                                  If so requested by the Collateral Agent at any time after the occurrence and during the continuation of a Second Lien Event of Default, and subject to the terms of the Intercreditor Agreement and the First Lien Guarantee and Security Agreement, such Guarantor shall instruct all account debtors in respect of Accounts, Chattel Paper and General Intangibles and all obligors on Instruments to make all payments in respect thereof either (i) directly to the Collateral Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) or (ii) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) under arrangements, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such Guarantor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Agent for deposit in accordance with the terms of the FW Credit Facilities.

(b)                                 In addition to the foregoing, and subject to the terms of the Intercreditor Agreement, each Guarantor agrees that, at any time after the occurrence and during the continuation of a Second Lien Event of Default, if the proceeds of any Guarantor Collateral hereunder (including the payments made in respect of Accounts)

shall be received by it, such Guarantor shall, as promptly as possible deposit such proceeds in accordance with the terms of the FW Credit Faculties. Until so deposited, all such proceeds shall be held in trust by such Guarantor for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of such Guarantor.

Section 6.05                                Application of Proceeds.  The Proceeds of, or other realization upon, all or any part of the Guarantor Collateral shall be applied in accordance with the Intercreditor Agreement.  To the extent that the Proceeds of, or other realization upon, all or any part of the Guarantor Collateral may be applied towards the Second Lien Guaranteed Obligations hereunder, except as otherwise expressly provided in this Agreement, the Proceeds of, or other realization upon, all or any part of the Guarantor Collateral by virtue of the exercise of remedies under Section 6.01, and any other cash at the time held by the Collateral Agent or under this Article VI, shall be applied by the Collateral Agent:

First, to the payment of documented, out-of-pocket costs and expenses of such exercise of remedies, including documented, out-of pocket costs and expenses of the Collateral Agent, and documented fees and out-of-pocket expenses of its agents and reasonable fees and expenses of its counsel and all documented, out-of-pocket other expenses incurred and advances made by the Collateral Agent in that connection;

Next, to the payment in full of the remaining Second Lien Guaranteed Obligations equally ratably in accordance with their respective amounts then due and owing; and

Finally, subject to the rights of any other holder of any lien in the relevant Guarantor Collateral, to the payment of such Guarantor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

ARTICLE VII   MISCELLANEOUS PROVISIONS

Section 7.01                                Communication.  All notices and other communications provided for in this Agreement shall be sent, if practicable, by confirmed telecopy (with hard copy sent on the same day by overnight courier) and, otherwise, by overnight courier service prepaid to a Person at its address specified below and shall be deemed effective when received.  A communication shall be addressed, until such time as a Person shall have notified the other parties hereto of a change of address:

(A)                              if to CSSW HOLDINGS, LLC, at:

CSSW HOLDINGS, LLC

First Wind Energy, LLC

85 Wells Avenue, Suite 305

Newton, MA 02459

Attention: President

Facsimile: (617) 964-3342

with copy to

First Wind Energy, LLC

85 Wells Avenue, Suite 305

Newton, MA 02459

Attention: General Counsel

Facsimile: (617) 964-3342

(B)                                if to CSSW, LLC, at:

CSSW, LLC

First Wind Energy, LLC

85 Wells Avenue, Suite 305

Newton, MA 02459

Attention: President

Facsimile: (617) 964-3342

with copy to

First Wind Energy, LLC

85 Wells Avenue, Suite 305

Newton, MA 02459

Attention: General Counsel

Facsimile: (617) 964-3342

(C)                                if to the Collateral Agent, at:

HSH NORDBANK AG, NEW YORK BRANCH

230 Park Avenue

32nd Floor

New York, New York 10169-0005

Attention:	Energy - Portfolio Management
Telephone:	212 407 6147 - Brian Caldwell
Facsimile:	212-407-6807

with a copy to:

HSH NORDBANK AG, NEW YORK BRANCH

230 Park Avenue

32nd Floor

New York, New York 10169-0005

Attention:	General Counsel
Telephone:	(212) 407-6142
Facsimile:	(212) 407-6811

Section 7.02                                Amendments.  No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Collateral Agent and each Guarantor, and such consent shall be effective only in the specific instance and for the specific purpose for which given.  The Collateral Agent shall not be obligated to enter into any amendment that affects its rights, duties or obligations under this Agreement.

Section 7.03                                Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that (a) no Guarantor may assign or transfer any of its respective rights or interest in or under this Agreement or delegate any of its obligations under this Agreement without the prior written consent of the Collateral Agent and (b) the Collateral Agent shall transfer or assign its rights under this Agreement in connection with a resignation or removal of such Person from its respective capacity in accordance with the terms of this Agreement.

Section 7.04                                Survival.  All agreements, statements, representations and warranties made by each Guarantor herein or in any certificate or other instrument delivered by such Guarantor or on its behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and shall survive the execution and delivery of this Agreement and the other Basic Documents until termination thereof or the indefeasible payment in full in cash of all Second Lien Guaranteed Obligations regardless of any investigation made by or on behalf of the Collateral Agent.

Section 7.05                                No Waiver; Remedies Cumulative.  No failure or delay on the part of the Collateral Agent or any Secured Party to exercise and no delay in exercising, and no course of dealing with respect to any right, remedy, power or privilege hereunder shall operate as a waiver of such right, remedy, power or privilege nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

Section 7.06                                Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

Section 7.07                                Captions.  The headings of the several articles and sections and sub sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 7.08                                Severability.  In case any one or more provisions contained in this Agreement or obligation under this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or obligations contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.

Section 7.09                                Governing Law; Waiver of Jury Trial; Jurisdiction and Process.

(a)                                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)                                 EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)                                  EACH GUARANTOR AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST SUCH GUARANTOR, FOR BREACH HEREOF OR THEREOF, OR AGAINST ANY OF ITS PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY ANY SECURED PARTY OR ON BEHALF OF SUCH SECURED PARTY, AS SUCH SECURED PARTY MAY ELECT, AND EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING.  EACH GUARANTOR HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 7.01 OR AT SUCH OTHER ADDRESS OF WHICH THE COLLATERAL AGENT SHALL HAVE RECEIVED NOTICE PURSUANT TO SECTION 7.01.  IN ADDITION, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY AGREEMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(d)                                 EACH GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS WITH RESPECT TO ANY PROCEEDING (WHETHER OR NOT IN NEW YORK), BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 7.01.

(e)                                  NO CLAIM MAY BE MADE BY ANY GUARANTOR OR ANY OTHER PERSON AGAINST THE COLLATERAL AGENT OR ANY OF ITS SUCCESSORS IN INTEREST OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATING TO, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER SECURITY AGREEMENTS, AND EACH GUARANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

Section 7.10                                Entire Agreement.  This Agreement, together with any other agreement executed in connection with this Agreement, is intended by the parties as a final expression of their agreement as to the matters covered by this Agreement and is intended as a complete and exclusive statement of the terms and conditions of such agreement.

Section 7.11                                Independent Obligations.  Each Guarantor’s obligations under this Agreement are independent of those of any other Person.  The Collateral Agent may bring a separate action against any Guarantor without first proceeding against the Borrowers or any other Person or any other security held by the Collateral Agent and without pursuing any other remedy.

Section 7.12                                Expenses.  Each Guarantor agrees to pay or to reimburse the Collateral Agent for all reasonable documented, out-of-pocket costs and expenses (including reasonable attorney’s fees and reasonably documented out-of-pocket expenses) that may be incurred by the Collateral Agent in any effort to enforce any of the provisions of Article VI, or any of the obligations of such Guarantor in respect of the Guarantor Collateral or in connection with (a) the preservation of the liens on, or the rights of the Collateral Agent to the Guarantor Collateral pursuant to this Agreement or the other Security Agreements or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Guarantor Collateral, including all such costs and expenses (and reasonable attorney’s fees and reasonable documented out-of-pocket expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.  The Collateral Agent shall provide reasonable support for any costs, expenses, and/or charges at the Borrowers’ reasonable request and shall obtain approval from the Borrowers (which shall not be unreasonably withheld) prior to incurring any unusual or extraordinary expenses.

Section 7.13                                Duty of the Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it not any of its officers, directors, employees or agents shall be responsible to any Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.  Except for reasonable care and preservation of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

Section 7.14                                Additional Grantors.  Each Subsidiary of CSSW that is required to become a party to the First Lien Guarantee and Security Agreement on or after the Subsequent Closing Date (as such term is defined in the AIMCO Loan Agreement) pursuant to the AIMCO Loan Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Exhibit II hereto.

Section 7.15                                Intercreditor Agreement.  Notwithstanding anything to the contrary contained herein, the liens, security interests and rights granted pursuant to this Agreement or any other security document shall be as set forth in, and subject to the terms and conditions of (and the exercise of any right or remedy by the Collateral Agent hereunder shall be subject to the terms and conditions of), the Intercreditor Agreement.  In the event of any conflict between this Agreement or any other security document and the Intercreditor Agreement, the Intercreditor Agreement shall control, and no right, power, or remedy granted to the Collateral Agent hereunder shall be exercised by the Collateral Agent, and no direction shall be given by the Collateral Agent in contravention of the Intercreditor Agreement.  Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Collateral Agent (and the Second Lien Secured Parties) shall be subject to the terms of the Intercreditor Agreement, and, with respect to any Guarantor Collateral in favor of the Aimco Agent and Aimco Lenders (the “First Lien Collateral”) until the Discharge of Aimco Lien Indebtedness (as such term is defined in the Intercreditor Agreement), any obligation of the Borrower and the Guarantors hereunder with respect to the delivery or control of any First Lien Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person shall be deemed to be satisfied if the Borrower or such Guarantor, as applicable, complies with the requirements of the similar provision of the First Lien Guarantee and Security Agreement.  Until the Discharge of Aimco Lien Indebtedness (as such term is defined in the Intercreditor Agreement), the delivery of any First Lien Collateral to, or the control of any First Lien Collateral by, the Aimco Agent pursuant to the Aimco Loan Documents (as such term is defined in the Intercreditor Agreement) shall satisfy any delivery or control requirement hereunder; provided, however, the delivery of any First Lien Collateral to the Aimco Agent pursuant to the Aimco Loan Documents, together with a notice instructing the Aimco Agent to deliver any such Guarantor Collateral constituting First Lien Collateral to the Collateral Agent, shall satisfy any delivery requirement hereunder.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the date first written above.

GUARANTORS:

CSSW HOLDINGS, LLC,
A Delaware limited liability company

By:
Name:
Title:

CSSW, LLC,
A Delaware limited liability company

By:
Name:
Title:

Second Lien Guaranty and Security Agreement

COLLATERAL AGENT:

HSH NORDBANK AG, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

Second Lien Guaranty and Security Agreement

Annex 1

Organization and Chief Executive Office of the Guarantors

Each Guarantor’s Legal Name, Type and Jurisdiction of Organization, and Organizational Identification Number:

Full and Correct Legal Name	CSSW HOLDINGS, LLC	CSSW, LLC

Type of Organization	Limited Liability Company	Limited Liability Company

Jurisdiction of Organization	Delaware	Delaware

Organizational ID Number	4707418	4707420

Mailing Address	c/o First Wind Energy, LLC 85 Wells Avenue, Suite 305 Newton, MA 02459 Attention: President	c/o First Wind Energy, LLC 85 Wells Avenue, Suite 305 Newton, MA 02459 Attention: President

Place of Business	Delaware	Delaware

Location of Chief Executive Officer	c/o First Wind Energy, LLC 85 Wells Avenue, Suite 305 Newton, MA 02459 Attention: President	c/o First Wind Energy, LLC 85 Wells Avenue, Suite 305 Newton, MA 02459 Attention: President

Change of Name	N/A	N/A

Annex 2

Copyrights

None

Annex 3

Patents

None

Annex 4

Trademarks

None

Annex 5

Commercial Tort Claims

None

Annex 6

Deposit and Security Accounts

None

Annex 7

Pledged Notes and Pledged Stock

Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares

CSSW, LLC	N/A	N/A	100% of membership interests
New York Wind III, LLC	N/A	N/A	100% of membership interests
Stetson Holdings, LLC	N/A	N/A	100% of membership interests

Pledged Notes:

Issuer	Payee	Principal Amount

Exhibit I

Intercreditor Agreement

[to be attached]

Exhibit II

Assumption Agreement

ASSUMPTION AGREEMENT, dated as of                                 , 20    , made by                                                       (the “Additional Guarantor”), in favor of HSH Nordbank AG, New York Branch (“HSHN”), as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Second Lien Secured Parties to the FW Credit Facilities referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in the Second Lien Guaranty and Security Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, pursuant to that certain Second Amended and Restated Secured Promissory Note, dated as of July 17, 2009 (as amended, modified or supplemented from time to time (the “FWA4 Promissory Note”), by First Wind Acquisition IV, LLC, a Delaware limited liability company (“FWA4”), HSH Nordbank AG, New York Branch (“HSHN”) has agreed to extend credit to FWA4 in the amounts specified and on the terms and subject to the conditions set forth therein;

WHEREAS, First Wind Holdings, LLC, a Delaware limited liability company (“FWH”), has entered into that certain Letter of Credit and Reimbursement Agreement, dated as of July 17, 2009 (as amended, modified or supplemented from time to time, the “Holdings Loan Agreement”) with HSHN, in its separate capacities as the Issuing Bank, the Collateral Agent and the Administrative Agent;

WHEREAS, First Wind Acquisition, LLC a Delaware limited liability company and a wholly owned subsidiary of FWH (“FWA1” together with FWA4 and FWH, the “Borrowers”, individually each a “Borrower”) has entered into that certain Fourth Amended and Restated Secured Promissory Note, dated as of July 17, 2009, with HSHN (the “FWA1 Promissory Note”);

WHEREAS, FWH has entered into that certain Second Amended and Restated Guaranty, dated as of July 17, 2009, for the benefit of HSHN (the “FWH Guaranty” and together with the FWA1 Promissory Note, the FWA4 Promissory Note and the Holdings Loan Agreement, the “FW Credit Facilities”);

WHEREAS, CSSW Holdings, LLC (“CSSW Holdings”), a Delaware limited liability company and CSSW, LLC (“CSSW”), a Delaware limited liability company, have entered into that certain Credit Agreement, dated as of July 17, 2009, among CSSW Holdings, CSSW, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent (the “AIMCO Loan Agreement”);

WHEREAS, in connection with the AIMCO Loan Agreement, the FW Credit Facilities and the transactions thereunder, Wells Fargo Bank, National Association, as Collateral Agent and Administrative Agent under the AIMCO Loan

2

Agreement and HSHN have entered into, and CSSW, FWH, FWA1, and FWA4 have acknowledged, that certain Intercreditor Agreement, dated as of July 17, 2009 (as amended, modified or supplemented from time to time, the “Intercreditor Agreement”);

WHEREAS, in connection with the FW Credit Facilities and the AIMCO Loan Agreement, CSSW Holdings and CSSW have entered into the Second Lien Guaranty and Security Agreement, dated as of July 17, 2009 (as amended, supplemented or otherwise modified from time to time, the “Second Lien Guaranty and Security Agreement”) in favor of the Collateral Agent for the ratable benefit of the Second Lien Secured Parties;

WHEREAS, the Intercreditor Agreement requires the Additional Guarantor to become a party to the Second Lien Guaranty and Security Agreement; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Second Lien Guaranty and Security Agreement.

NOW, THEREFORE, IT IS AGREED:

1.  Second Lien Guarantee and Security Agreement.  By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 7.14 of the Second Lien Guaranty and Security Agreement, hereby becomes a party to the Second Lien Guaranty and Security Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder.  The information set forth in Annex I-A hereto is hereby added to the information set forth in the Annexes to the Second Lien Guaranty and Security Agreement. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Second Lien Guaranty and Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.  Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

3

Annex I-A to
Assumption Agreement

Supplement to Annex 1

Supplement to Annex 2

Supplement to Annex 3

Supplement to Annex 4

Supplement to Annex 5

Supplement to Annex 6

Supplement to Annex 7

SECOND LIEN GUARANTY & SECURITY (CSSW & CSSW HOLDINGS)